FORM 8-K

                  CURRENT REPORT

        Pursuant to Section 13 or 15(d) of
       the Securities Exchange Act of 1934

        Date of Report:   November 4, 2004


                 BORGWARNER INC.
(Exact name of registrant as specified in its charter)


          Delaware          1-12162           13-3404508
(State of Incorporation)(Commission File No.)(IRS Employer
                                          Identification No.)

         5435 Corporate Drive, Suite 150
                  Troy, MI 48098
     (Address of principal executive offices)

Registrant's telephone number, including area code:
                  (248) 373-5550

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])
     [ ] Pre-commencement communications pursuant to Rule 13e-4[c] under the Exchange Act (17 CFR 240.13e-4[c])


     Item 1.01 Entry Into A Material Definitive Agreement

          On November 1, 2004, BorgWarner Inc. ("BorgWarner") announced that its wholly-owned German subsidiary, BorgWarner Germany GmbH ("BorgWarner Germany"), entered into a Sale and Purchase Agreement dated October 30, 2004 (the "Sale and
     Purchase Agreement") with CEP BE 00 Beteiligungs GmbH, Frau
     Ingelore Ruprecht, Wolfram Birkel, Elsa Birkel, Annegret Birkel, Christoph Birkel, Catharina Birkel, Klosterfeld Beteiligungen GmbH + Co. KG, and Meier-Birkel GmbH & Co. KG to purchase an aggregate of 6,221,170 shares or 62.21% of the outstanding shares of Beru
     AG, a German publicly-traded company ("Beru"), for Euro 59 per share.

          BorgWarner Germany also entered into an option agreement
     (the "Option Agreement") to acquire an additional 81,500 shares of Beru for Euro 59 per share from Annegret Birkel at any time after January 3, 2005 and prior to March 31, 2005. The completion of the transactions contemplated by the agreements is conditioned on obtaining regulatory approval and other customary conditions.

          On November 1, 2004, BorgWarner also announced that
     BorgWarner Germany intends to commence a tender offer in Germany ( the "Tender Offer") to acquire the remaining shares of approximately 37% (or approximately 3.7 million shares) of the outstanding stock of Beru at a price of Euro 67.50 per share. The Tender Offer will not be made directly or indirectly in or into the United States, or by use of the mails of, or by any means or instrumentality (including, without limitation, the mail, facsimile transmission, telex or telephone) of interstate or foreign commerce or any facilities of any national securities exchange of the United States. The Tender Offer will not, and should not, be accepted by any such use, means, instrumentality or facility involving or from within the United States, and United States persons will not have the Tender Offer available to them, directly or indirectly, within the United States.

          In order to comply with German regulatory requirements, BorgWarner has received a commitment letter from Morgan Stanley Senior Funding, Inc. for a Euro 700,000,000 Senior Bridge Term Credit Facility (the "Commitment Letter"). The Commitment Letter contains customary terms and conditions for a bridge financing transaction.

          The foregoing descriptions of the Sale and Purchase Agreement, the Option Agreement and the Commitment Letter are qualified by reference to the Purchase Agreement, the Option Agreement, and Commitment Letter, which are filed herewith as Exhibits 2.1, 2.2, and 10.1, respectively, and incorporated herein in their entirety by reference.

          The press release issued by BorgWarner on November 1, 2004 announcing the execution of the Sale and Purchase
     Agreement and the planned Tender Offer is filed herewith as Exhibit 99.1, and is incorporated herein in its entirety by reference.

      Item 9.01     Financial Statements and Exhibits

          [c]  Exhibits

          2.1  Sale and Purchase Agreement dated October
               30, 2004 by and between CEP BE 00
               Beteiligungs + GmbH, Frau Ingelore Ruprecht,
               Wolfram Birkel Elsa Birkel, Annegret Birkel,
               Christoph Birkel, Catharina Birkel, Klosterfeld Beteiligungen GmbH Co. KG and Meier-Birkel
               GmbH & Co. KG and BorgWarner Germany GmbH

          2.2  Buyer's Call Option Agreement dated October 30,
               2004 by and between Annegret Birkel and BorgWarner
               Germany GmbH

          10.1 Commitment Letter

          99.1 Press Release, dated November 1, 2004, announcing the execution of the Sales and Purchase Agreement and planned Tender Offer for Beru

     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BORGWARNER INC.



                              By:/s/ Vincent M. Lichtenberger
                              --------------------------------
                              Vincent M. Lichtenberger
                              Assistant Secretary

     Dated:    November 4, 2004